Contact Person: Robert D. O'Donnell (732) 863-9000
--------------------------------------------------

                                  PRESS RELEASE

                         COMMUNITY BANCORP OF NEW JERSEY
                               REACHES NEW RECORD
                    WITH ANNUAL EARNINGS OF OVER $1.1 MILLION
                    FOURTH QUARTER EARNINGS PER SHARE TRIPLED

Freehold, New Jersey- Howard Schoor, Chairman, and Robert D. O'Donnell, President & CEO, reported Community Bancorp of New Jersey (NASDAQ:"CBNJ"), the holding company for the Community Bank of New Jersey, which commenced operations in May 1997, attained its ninth consecutive quarter of profitable operations and reported record earnings in 2000. For the quarter ended December 31, 2000, the Company earned $415,000 compared to $143,000 for the same period last year. Basic and diluted net income per share for the fourth quarter of 2000 was $0.22 compared to basic and diluted net income per share of $0.07 for the fourth quarter of 1999. Basic and diluted earnings per share in the 2000 fourth quarter were more than triple those reported in the 1999 fourth quarter.

         For the twelve months ended December 31, 2000, net income increased to $1,152,000 or $0.60 per share for both basic and diluted shares compared to net income of $507,000 or $0.26 per share for both basic and diluted shares for 1999. This represents a 130.8% increase in earnings per share.

         For the year ended December 31, 2000, the Company recognized $53,000 in income tax expense. Tax expense for the period has also been offset by the benefit from the reduction in the Company's valuation allowance on its deferred tax asset as of December 31, 2000. The Company would have reported additional income tax expense of approximately $383,000 without the benefit from this valuation allowance reduction. At December 31, 2000, no balance remained in the Company's valuation allowance on its deferred tax asset, and the Company's operations in 2001 will be fully taxable.

         As of December 31, 2000, the Company posted total assets of $182.1 million, an increase of $49.3 million, or 37% over December 31, 1999. The Bank's loan portfolio, net of allowances for loan losses, increased to $120.4 million, an increase of $39.0 million, or 48% over December 31, 1999. Total deposits increased to $160.5 million at December 31, 2000, an increase of $46.5 million, or 41% over December 31, 1999. At December 31, 2000, the Company's allowance for loan losses equaled $1.6 million, or 1.30% of loans. The Company had no non-performing assets at December 31, 2000.

         Mr. O'Donnell commented that "We are very pleased with the Company's record level of profitability and continued growth in all balance sheet categories as we continue to grow our franchise. These results would not have been possible without the dedication and support of our directors, officers and employees."

         The Community Bank of New Jersey, the Company's Bank subsidiary, operates through its main office at 3535 Highway 9 North, Freehold, New Jersey and its four (4) branch offices located at 31 East Main Street, Freehold, New Jersey, 4502 Highway 9 South, Howell, New Jersey, 267 Main Street, Matawan, New Jersey and 191 Route 9 South, Manalapan, New Jersey.

January 16, 2001

                                         COMMUNITY BANCORP OF NEW JERSEY
                                      CONSOLIDATED CONDENSED BALANCE SHEETS

                                                                             December 31,
                                                                   ------------------------------
                                                                       2000               1999
                                                                   ------------       -----------
ASSETS                                                                  (Dollars in thousands)
Cash and cash equivalents:
     Cash and due from banks                                          $   5,764       $   4,991
     Federal funds sold                                                   3,860          20,275
----------------------------------------------------------------      ---------       ---------
               Total cash and cash equivalents                            9,624          25,266
----------------------------------------------------------------      ---------       ---------

Investment securities available-for-sale                                 34,106           9,424
Investment securities held-to-maturity (fair value of $10,469 at
     December 31, 2000 and $11,093 at December 31, 1999)                 10,498          11,245

Loans receivable                                                        121,966          82,632
Allowance for loan loss                                                  (1,584)         (1,237)
----------------------------------------------------------------      ---------       ---------
               Net loans receivable                                     120,382          81,395
----------------------------------------------------------------      ---------       ---------

Premises and equipment, net                                               5,002           4,631
Accrued interest receivable                                               1,497             643
Other assets                                                                943             207
----------------------------------------------------------------      ---------       ---------

               Total Assets                                           $ 182,052       $ 132,811
----------------------------------------------------------------      =========       =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:

     Non-interest bearing demand                                      $ .30,090       $  22,963
     Interest bearing - NOW                                              15,368          16,490
     Savings and money market                                            58,587          43,492
     Certificates of deposit, under $100,000                             34,291          19,574
     Certificates of deposit, $100,000 and over                          22,179          11,509
                                                                      ---------       ---------
               Total deposits                                           160,515         114,028
                                                                      ---------       ---------

Accrued interest payable                                                  1,491             292
Other liabilities                                                           631             265
----------------------------------------------------------------      ---------       ---------
               Total liabilities                                        162,637         114,585
----------------------------------------------------------------      ---------       ---------

Stockholders' equity

     Commonstock -  authorized  10,000,000   shares of
           no par value; issued and outstanding, net of treasury
           shares, 1,918,957 and 1,827,766 shares at December
           31, 2000 and December 31, 1999, respectively (1)              21,663          20,523
     Accumulated deficit (1)                                             (1,913)         (1,923)
     Accumulated other comprehensive income (loss)                           28             (11)
     Treasury stock, 22,357 shares, at cost                                (363)           (363)
----------------------------------------------------------------      ----------     ----------
               Total stockholders' equity                                19,415          18,226
----------------------------------------------------------------      ----------     ----------

               Total Liabilities and Stockholder's Equity             $ 182,052     $   132,811
----------------------------------------------------------------      ==========    ===========


(1) Change includes recording of 5% stock dividend paid May 1, 2000.

                         COMMUNITY BANCORP OF NEW JERSEY

                 CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

                                                           Three Months Ended
                                                              December 31,          Twelve Months Ended
                                                              (Unaudited)               December 31,
                                                         --------------------      --------------------
                                                           2000        1999         2000         1999
                                                         -------      -------      -------      -------
                                                         (Dollars in thousands, except per share data)

Interest Income                                          $ 3,323      $ 2,049      $11,280      $ 6,661
Interest Expense                                           1,544          826        4,946        2,454
---------------------------------------------------      -------      -------      -------      -------

     Net Interest Income                                   1,779        1,223        6,334        4,207
Provision for Loan Losses                                    155           58          348          325
---------------------------------------------------      -------      -------      -------      -------

     Net Interest Income after Provision

           for Loan Losses                                 1,624        1,165        5,986        3,882
---------------------------------------------------      -------      -------      -------      -------

Non-Interest Income                                          296          166          909          573
Non-Interest Expense                                       1,464        1,188        5,690        3,948
---------------------------------------------------      -------      -------      -------      -------

     Income Before Income Taxes                              456          143        1,205          507
Income tax expense                                            41           --           53           --
---------------------------------------------------      -------      -------      -------      -------

     Net Income                                          $   415      $   143      $ 1,152      $   507
---------------------------------------------------      =======      =======      =======      =======

Per Common Share:
     Net income - basic                                  $  0.22      $  0.07      $  0.60      $  0.26
     Net income - diluted                                $  0.22      $  0.07      $  0.60      $  0.26

Weighted average shares outstanding (in thousands):

     Basic                                                 1,919        1,919        1,919        1,924
     Diluted                                               1,933        1,935        1,932        1,951



SELECTED FINANCIAL DATA

Market Value per Common Share (1)(2)                                             $   14.13    $   14.17

Book Value per Share (1)                                                         $   10.12    $    9.50




(1) Per share and earnings per share values have been retroactively adjusted to reflect the second quarter 2000 5% stock dividend.

(2) Closing sale price of the common stock on the Nasdaq SmallCap Market at December 31, 2000 and 1999, respectively, under the symbol CBNJ.